SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2008

EVER-GLORY INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in Charter)

Florida	000-28806	65-0420146
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

100 N. Barranca Ave. #810
West Covina, CA 91791
(Address of Principal Executive Offices)

(626) 839-9116
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of the Registrant’s Forms 10-Q and 10-K entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

 Item 7.01 Regulation FD Disclosure

The third quarter 2008 earnings release of Ever-Glory International Group, Inc. (the “Company,” “Ever-Glory”) (AMEX: EVK) is attached as Exhibit 99.1 of this current report on Form 8-K. The information in this Current Report, including the press release attached hereto as Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in the Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.

The Company plans to discuss its third quarter 2008 financial results at 8:30 a.m. Eastern Time on Friday, November 7, 2008, in a publicly-accessible conference call with senior management. The conference call will also be broadcast live over the Internet and can be accessed at the Company’s web site at the following URL: http://www.everglorygroup.com. A replay of the call will be made available from November 7, 2008 through November 14, 2008 by calling #1-719-457-0820; pin number: 4144283. A webcast of the call will also be available on the Company’s web site at the following URL: http://www.everglorygroup.com.

The earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided reconciliations within the earnings release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Company’s management believes that the use of adjusted net income as a non-GAAP financial measure is useful to investors because it excludes certain non-cash charges that Ever-Glory’s management normally excludes when it internally evaluates the performance of Ever-Glory’s business and makes operating decisions, including internal budgeting, and measurement of operational performance. Furthermore, management’s use of this non-GAAP measure provides a consistent method of comparison to historical periods. Moreover, management believes this non-GAAP measure reflects the essential underlying operating activities of the Company. Accordingly, management excludes the expense arising from the unamortized issuance costs and discounts on securities such as its August 2007 convertible notes when making operational decisions.

The Company believes that providing the non-GAAP measures that management uses to its investors is useful for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand Ever-Glory’s financial performance in comparison to historical periods. In addition, it allows investors to evaluate Ever-Glory’s financial performance using the same methodology and information as that used by Ever-Glory’s management. Non-GAAP measures are subject to inherent limitations because they may not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, Ever-Glory’s management compensates for these limitations by providing the relevant disclosure of the items excluded. Readers are cautioned, however, that adjusted net income as shown should not be relied upon as a substitute for GAAP net income, as an indicator of financial performance.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1      Press Release dated November 7, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EVER-GLORY INTERNATIONAL GROUP, INC.

Date: November 7, 2008	By:	/s/ Edward Yihua Kang
Edward Yihua Kang
Chief Executive Officer